UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2017

CASCADIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Underwriting Agreements

On January 24, 2017, Cascadian Therapeutics, Inc. (the “Company”) entered into two underwriting agreements (each, an “Underwriting Agreement”) with Cowen and Company, LLC (“Cowen”) and Barclays Capital Inc., as representatives of the several underwriters named therein (the “Underwriters”) for separate but concurrent offerings of the Company’s securities, which together are expected to result in gross proceeds to the Company of $82.5 million.

Pursuant to the first Underwriting Agreement, the Company agreed to issue and sell an aggregate of 23,182,000 shares of its Common Stock (the “Common Stock”) to the Underwriters (the “Common Stock Offering”). The Common Stock will be sold at a per share public offering price of $3.30. The sale of shares of the Company’s Common Stock is expected to close on January 27, 2017. Pursuant to the first Underwriting Agreement, the Company also granted the Underwriters a 30-day option to purchase up to an additional 3,477,300 shares of its common stock.

Pursuant to the second Underwriting Agreement, the Company agreed to issue and sell an aggregate of 1,818 shares of its Series E Convertible Preferred Stock (the “Series E Offering”) to the Underwriters. The Series E Convertible Preferred Stock will be sold at a per share public offering price of $3,300.

The rights, preferences and privileges of the Series E Convertible Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock, which the Company expects to file with the Delaware Secretary of State on or before January 27, 2017. Each share of Series E Convertible Preferred Stock is convertible into 1,000 shares of Common Stock at any time at the holder’s option. The holder, however, will be prohibited from converting Series E Convertible Preferred Stock into shares of Common Stock if, as a result of such conversion, the holder, together with its affiliates, would own more than 19.99% of the shares of Common Stock then issued and outstanding, which percentage may change at the holders’ election to any other number less than or equal to 19.99% upon 61 days’ notice to the Company. In the event of the Company’s liquidation, dissolution, or winding up, holders of Series E Convertible Preferred Stock will receive a payment equal to $0.0001 per share of Series E Convertible Preferred Stock before any proceeds are distributed to holders of Common Stock, pari passu with any distribution of proceeds to holders of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, and after any distribution of proceeds to holders of Class UA Preferred Stock. Shares of Series E Convertible Preferred Stock will generally have no voting rights, except as required by law and except that the consent of holders of a majority of the outstanding Series E Convertible Preferred Stock will be required to amend the terms of the Series E Convertible Preferred Stock. Shares of Series E Convertible Preferred Stock will not be entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors, and will rank:

•	senior to all common stock;

•	senior to any class or series of capital stock hereafter created specifically ranking by its terms junior to the Series E Convertible Preferred Stock;

•	on parity with the Company’s Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock and Series D Convertible Preferred Stock, and any class or series of capital stock hereafter created specifically ranking by its terms on parity with the Series E Convertible Preferred Stock; and

•	junior to the Company’s Class UA Preferred Stock and any class or series of capital stock hereafter created specifically ranking by its terms senior to the Series E Convertible Preferred Stock;

in each case, as to distributions of assets upon the Company’s liquidation, dissolution or winding up whether voluntarily or involuntarily.

Each of the Underwriting Agreements contain customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreements were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties. Subject to certain exceptions, the Company and all of the Company’s directors and executive officers, other than former director Mark Lampert, also agreed to not sell or transfer any common stock of the Company for 60 days after January 24, 2017 without first obtaining the consent of Cowen and Company, LLC and Barclays Capital Inc.

Each of the Common Stock Offering and the Series E Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-201317), including the prospectus dated January 7, 2015 contained therein, as the same has been supplemented.

A copy of the Underwriting Agreement relating to the Common Stock Offering is attached hereto as Exhibit 1.1 and is incorporated herein by reference. A copy of the Underwriting Agreement relating to the Series E Offering is attached hereto as Exhibit 1.2 and is incorporated herein by reference. A form of the Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock is attached hereto as Exhibit 4.1 and is incorporated by reference herein. The foregoing description of the terms of the Underwriting Agreements and the rights, preferences and privileges of the Series E Convertible Preferred Stock is qualified in its entirety by reference to such exhibits. A copy of the opinion of Fenwick & West LLP relating to the legality of the issuance and sale of the securities in these offerings is attached as Exhibit 5.1 hereto.

Registration Rights Agreement

In connection with the Series E Offering, the Company intends to enter into a registration rights agreement (the “Registration Rights Agreement”) with purchasers of Series E Convertible Preferred Stock. Under the Registration Rights Agreement, the Company will be required to file a registration statement on Form S-3 to register the resale of the shares issuable upon conversion of Series E Convertible Preferred Stock within 100 days of the issuance date of the Series E Convertible Preferred Stock. The registration rights will terminate upon a holder’s sale pursuant to the registration statement on Form S-3 or Rule 144 under the Securities Act, or the date a holder’s registrable shares are eligible for sale without restriction under Rule 144. The Registration Rights Agreement includes customary covenants of the Company and provides that the Company will indemnify the holders and related parties against certain losses and liabilities. The Company will bear expenses related to the filing of the registration statement on Form S-3, including expenses of holders’ counsel up to $25,000.

A copy of the Registration Rights Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

On June 2, 2016, the Company entered into a Sales Agreement (the “Sales Agreement”) with Cowen to sell shares of Common Stock having aggregate sales proceeds of $50 million, from time to time, through an “at the market” equity offering program (the “ATM Offering”) under which Cowen acted as sales agent. A description of the Sales Agreement was included in the Company’s Current Report on Form 8-K filed with the SEC on June 2, 2016.

On January 23, 2017, the Company provided notice to Cowen of its decision to terminate the Sales Agreement, effective as of the close of business on such date. The Company is not subject to any termination penalties related to termination of the Sales Agreement.

Item 2.02	Results of Operations and Financial Condition.

As reported in the Company’s preliminary prospectus supplements filed with the Securities and Exchange Commission (“SEC”) on January 23, 2017, based on the Company’s current estimates, as of December 31, 2016, the Company had approximately $63 million in cash and short-term investments. The actual amounts that the Company will report will be subject to its financial closing procedures and any final adjustments that may be made prior to the time its financial results for the period ended December 31, 2016 are finalized.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 shall not be incorporated by reference into any registration statement or other document filed by the Company with the SEC, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in such filing (or any reference to this Current Report on Form 8-K generally), except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On January 24, 2017, the Company issued a press release announcing the matters described above. A copy of the press release is filed as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Exhibits

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement for Common Stock, dated January 24, 2017.

1.2	Underwriting Agreement for Preferred Stock, dated January 24, 2017.

4.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock

5.1	Opinion of Fenwick & West LLP

10.1	Form of Registration Rights Agreement.

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)

99.1	Press Release dated January 24, 2017

Forward-Looking Statements

In order to provide the Company’s investors with an understanding of its current results and future prospects, this Current Report on Form 8-K contains statements that are forward-looking. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the Company’s intention to conduct offerings of securities.

Forward-looking statements involve risks and uncertainties related to the Company’s business and the general economic environment, many of which are beyond its control. These risks, uncertainties and other factors could cause the Company’s actual results to differ materially from those projected in forward-looking statements, including the ability to manage successfully and complete the offering, the general economic and/or market conditions and the factors set forth in the Company’s filings with the SEC. Although the Company believes that the forward-looking statements contained herein are reasonable, it can give no assurance that its expectations are correct. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. For a detailed description of the Company’s risks and uncertainties, you are encouraged to review the documents filed with the securities regulators in the United States on EDGAR and in Canada on SEDAR. The Company does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADIAN THERAPEUTICS, INC.

By:	/s/ Julia M. Eastland
Julia M. Eastland
Chief Financial Officer

Date: January 24, 2017

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement for Common Stock, dated January 24, 2017.

1.2	Underwriting Agreement for Preferred Stock, dated January 24, 2017.

4.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock

5.1	Opinion of Fenwick & West LLP

10.1	Form of Registration Rights Agreement.

23.1	Consent of Fenwick & West LLP (included in Exhibit 5.1)

99.1	Press Release dated January 24, 2017